FIRST AMENDMENT

     FIRST AMENDMENT ( this "Amendment"), dated as of November 9, 1995, to the Letter of Credit Facility Agreement dated as of September 19, 1995 (the "Facility Agreement"; capitalized terms used but not defined herein shall have the respective meanings set forth in the Facility Agreement), between Color Title, Inc., a Delaware corporation (the "Borrower"), and The Bank of Tokyo, Ltd., New York Agency (the "Bank").

                              W I T N E S S E T H :

     WHEREAS, the Bank and the Borrower desire to amend the Facility Agreement in certain respects on the terms and subject to the conditions hereinafter set forth.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendments to Paragraph 1.1

     1.1 The definition of "Facility Amount" set forth in Paragraph 1.1 of the Facility Agreement shall be amended in its entirety to read as follows:

     "Facility Amount": $8,000,000, or such lesser amount as may result from a reduction or reductions thereto pursuant to the terms hereof.

     1.2 A new definition of the term "Syndicated Credit Agreement Default" shall be added to Paragraph 1.1 of the Facility Agreement in appropriate alphabetical order and shall read as follows:

     "Syndicated Credit Agreement Default": any "Event of Default" (as defined in the Syndicated Credit Agreement, as amended).

     2. Amendments to Paragraph 7.

     2.1 A new Paragraph 7.3 shall be added to the Facility Agreement immediately after the end of Paragraph 7.2 f the Facility Agreement and shall read as follows:

     7.3 Handling of Collateral. The Borrower agrees that, so long as this Agreement is in effect, any Letter of Credit or any Letter of Credit Reimbursement Obligation remains outstanding or unpaid, or any other amount is owing to the Bank hereunder or under any other Transaction Document, and in addition to the covenants of the Borrower set forth in Article III of the Security Agreement, the Borrower shall continue to handle the Collateral (as defined in the

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     Security  Agreement)  pursuant  to  and in a  manner  consistent  with  the procedures and methods which it had been using to handle Collateral prior to November 9, 1995, and shall not change or alter such procedures or methods in any material respect.

     3. Amendments to Paragraph 8.1.

     3.1 Subparagraph (e) of Paragraph 8.1 of the Facility Agreement shall be amended in its entirety to read as follows:

     (e) Any Syndicated Credit Agreement Default shall have occurred and be continuing; or the maturity of the Loans (as defined in the Syndicated Credit Agreement) shall have been accelerated; or

     3.2 The period at the end of Subparagraph (f) of Paragraph 8.1 of the Facility Agreement shall be deleted, the words "; or" shall be inserted in lieu thereof, and a new Subparagraph (g) shall be added to Paragraph 8.1 of the Facility Agreement and shall read as follows:

     (g) Since November 7, 1995, other than any non-cash charges or reserves taken by the Borrower on or before December 31, 1995, there shall have been any change, or any development or event involving a prospective change, which shall have had or could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Borrower and its subsidiaries taken as a whole.

     4. Limited Effect; No Default. The amendments contained herein shall be limited precisely as drafted and shall not constitute a waiver or amendment of any other terms of the Facility Agreement or the other terms of the Facility Agreement or the other Transaction Documents are and shall remain in full force and effect in accordance with their respective terms. The Borrower hereby represents and warrants to the Bank that, after giving effect to this Amendment,
(a) each of the representations and warranties made by the Borrower set forth in the Facility Agreement and the other Transaction Documents shall be true and correct in all material respects on and as of the date hereof as if made on and as of such date (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), but for the giving of notice or the passage of time, or both, would constitute an Event of Default) shall have occurred and be continuing.

     5. Costs and Expenses. The Borrower hereby agrees to pay on demand all costs and expenses incurred in connection with the preparation, execution and delivery of this Amendment, including without limitation, the attorneys' fees and expenses incurred with respect thereto by the Bank's counsel.

     6. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to

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     constitute one and the same instrument.  This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

     7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF the undersigned have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                                                 COLOR TILE, INC.



                                                 By:/s/ Bart A. Brown, Jr.

                         Title: Chief Executive Officer
                                                        and President


                           By: /s/ Alan J. Bethcheider

                                                  Title: Executive Vice
                               President, General
                              Counsel and Secretary

                                                 THE BANK OF TOKYO, LTD.,
                                                 NEW YORK AGENCY



                                                 By:/s/ Victor Bulzacchelli

                                                 Title: Attorney-in-Fact





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